UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.     )

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Heidrick & Struggles International, Inc.
(Name of Registrant as Specified In Its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HEIDRICK & STRUGGLES INTERNATIONAL, INC.

233 South Wacker Drive, Suite 4900

Chicago, Illinois 60606-6303

SUPPLEMENTAL MATERIALS

RELATING TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 28, 2020

May 8, 2020

TO OUR STOCKHOLDERS:

On April 21, 2020, Heidrick & Struggles International, Inc. (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) in connection with the Company’s 2020 Annual Meeting of Stockholders (“2020 Annual Meeting”) to be held on Thursday, May 28, 2020, and mailed the Proxy Statement, the proxy card and its Annual Report for the year ended December 31, 2019 to stockholders. The Annual Meeting will be held entirely online at: www.virtualshareholdermeeting.com/HSII2020.

These supplemental proxy materials are being filed with the Securities and Exchange Commission and made available to our stockholders for the purpose of clarifying certain statements in the Proxy Statement and providing additional information to stockholders. Capitalized terms below that are not otherwise defined shall have the meanings assigned to them in the Proxy Statement.

We are providing these supplemental proxy materials to correct misstatements on pages 9 and 20 of the Proxy Statement that identified Krishnan Rajagopalan, our President and Chief Executive Officer, as an ex officio member of the three standing committees of the Board of Directors. Mr. Rajagopalan is not a member, ex officio or otherwise, of any of those committees. Instead, in accordance with the policies of our Board of Directors and its committees, Mr. Rajagopalan is permitted to attend committee meetings only at the invitation of the respective committees. Accordingly, Mr. Rajagopalan as CEO is not permitted to attend committee meetings when the independent directors meet in executive session, such as when independent directors conduct performance evaluations or discuss the compensation of the CEO, or any other portion of any committee meeting that the independent directors deem appropriate to conduct outside of his presence for any reason.

The section of the Proxy Statement under the heading “Board Committees” beginning on page 8 of the Proxy Statement shall be deemed to be deleted and replaced in its entirety with the information set forth on Annex A to these supplemental proxy materials. Additionally, the reference to Mr. Rajagopalan being an ex officio member of all Board committees on page 20 of the Proxy Statement shall be deemed to be deleted.

Our Proxy Statement, including these supplemental proxy materials and the Company’s Annual Report for the year ended December 31, 2019, are available at www.heidrick.com/proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Kamau A. Coar

Secretary

ANNEX A

Board Committees

The Board conducts its business through meetings of the Board and its three committees: the Audit & Finance Committee (“AFC”), the Human Resources and Compensation Committee (“HRCC”) and the Nominating and Board Governance Committee (“NGC”). We have reviewed and determined that each of the members of the standing committees is independent under the provisions of our Corporate Governance Guidelines, our Director Independence Standards, and Nasdaq Rules. The Board has approved a written charter for each standing committee, which we review annually and revised as appropriate. The charters define each committee’s roles and responsibilities. The charters are available on our website at: https://heidrick.com/Who-We-Are/Our-Leadership.

The table below outlines membership and the frequency of meetings for each Board committee in 2019.

Name	AFC	HRCC	NGC
Elizabeth L. Axelrod		✓
Clare M. Chapman		Chair	✓
Gary E. Knell		✓	Chair
Lyle Logan	✓		✓
T. Willem Mesdag	Chair	✓
Krishnan Rajagopalan (CEO)
Stacey Rauch	✓
Adam Warby (Chairman)	Ex Officio
Number of Meetings in 2019	6	4	4

The Chairman is an ex officio member of the respective committees but is excluded from discussions regarding Chairman compensation. Additionally, the CEO is permitted to attend committee meetings only at the invitation of the respective committees. Accordingly, the CEO is not permitted to attend committee meetings when the independent directors meet in executive session, such as when independent directors conduct performance evaluations or discuss the compensation of the CEO, or any other portion of any committee meeting that the independent directors deem appropriate to conduct outside of the CEO’s presence for any reason.

Elizabeth L. Axelrod served as a member of the AFC until February 7, 2019. If elected as a Director, Ms. Axelrod would join the NGC and serve as its Chair. If elected as a Director, it is anticipated that Laszlo Bock would join the HRCC. As discussed above, Mr. Knell will serve as a Director until the Annual Meeting, at which time he will not stand for reelection.